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                                                                   EXHIBIT 23.2

INDEPENDENT AUDITORS' CONSENT

We consent to the use in and the incorporation by reference in this Registration Statement of Synthetic Industries, Inc. on Form S-3 of our report dated November 12, 1996, appearing in the Prospectus which is a part of this Registration Statement, and incorporated by reference in the Annual Report on Form 10-K of Synthetic Industries, Inc. for the year ended September 30, 1996.

We also consent to the reference to us under the headings "Selected Consolidated Financial Information" and "Experts" in such Prospectus.

DELOITTE & TOUCHE LLP
New York, New York

October 3, 1997